Press Release                        Source: Advantage Capital Development Corp.

Advantage Capital Development Corp. Portfolio Company To Double Current Revenue with Proposed Acquisition Global IT Holdings Signs Letter of Intent to Acquire Tampa-based IT Staffing Company MIAMI, January 10, 2005 -- Advantage Capital Development Corp. (OTC Pink Sheets: AVCP), announced today that one of its portfolio companies, Global IT Holdings Inc., has signed a letter of intent to acquire Global Information Technologies, Inc.

With the scheduled reopening of an Indianapolis, IN office, Global Information Technologies, Inc., a Tampa, Fla.-based IT staffing firm, will contribute revenues that should bring Global IT Holdings annual run rate in excess of $10 million. That planned acquisition will include investments from Advantage Capital and another institutional fund as well as asset based financing.

In a similar transaction at the end of the third quarter of 2004, Global IT Holdings, Inc. completed a $3 million acquisition of the assets of Platinum IT Consulting and its associated company Parker Clark Data Processing. The two companies which have served the New York and New Jersey markets for 25 years, have combined annual revenues in excess of $5 million.

Advantage Capital Development Corp. recently announced that it plans to distribute one-third of its share position of Global IT Holdings to its shareholders upon effectiveness of Global's registration statement. Advantage Capital will notify the NASD and its shareholders 10 days prior to this distribution once Global's registration statement has been declared effective by the SEC.

"Global Information Technologies is a excellent company with a solid client list and it will provide us with a strong presence in a key sunbelt market in one of the fastest growing regions in the country," said Lloyd Glick, president of Global IT Holdings, Inc. "We believe there is a great deal of synergy with this company and our current operations and along with the potential to double our revenues we anticipate we will realize a significant increase in operating efficiencies. We are aggressively pursuing similar acquisitions which can be accretive to our earnings."

Glick said that the acquisition of Global Information Technologies is subject to certain due diligence however, he anticipates it will close by the end of February.

"We believe this is another quality acquisition that fits well within Global IT Holdings business model of selectively acquiring IT staffing companies," said Jeffrey Sternberg, president of Advantage Capital Development Corp. "We very excited about the tactical approach Global's management is taking to become a significant player in the burgeoning IT staffing industry."

Advantage Capital recently announced that it has participated in a $600,000 investment in Networth Technologies, formerly known as Colmena Corp. (OTC Bulletin Board: CLME), a global management consulting, technology services and acquisition company.

About Advantage Capital Development Corp.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

An investment profile about Advantage Capital Development may be found online at http://www.hawkassociates.com/advantagecap/profile.htm .
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e-mail: info@hawkassociates.com .

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Source: Advantage Capital Development Corp.